EXHIBIT 10.(3)










                  EMPLOYEE BENEFITS ALLOCATION AGREEMENT


                              by and between


                      FLORIDA PROGRESS CORPORATION,
                          a Florida corporation,


                                     and


                    ECHELON INTERNATIONAL CORPORATION,
                           a Florida corporation,


                        Dated as of December 16, 1996



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                   EMPLOYEE BENEFITS ALLOCATION AGREEMENT


                  This EMPLOYEE BENEFITS ALLOCATION AGREEMENT is dated as of December 16, 1996 (the "Agreement"), by and between FLORIDA PROGRESS CORPORATION, a Florida corporation ("Florida Progress") and ECHELON INTERNATIONAL CORPORATION, a Florida corporation and a wholly owned subsidiary of Florida Progress, ("Echelon").


                            W I T N E S S E T H:

                  WHEREAS, prior to entering into this Agreement, the Echelon Group consisted of (i) Progress Credit Corporation ("PCC"), a Florida corporation and a direct, wholly owned subsidiary of Progress Capital Holdings, Inc. ("PCH"), (ii) Talquin Development Company ("Talquin"), a Florida corporation and a direct, wholly owned subsidiary of PCC, (iii) Progress Leasing Corporation ("Progress Leasing"), a Florida corporation and a direct, wholly owned subsidiary of PCC, (iv) Echelon, formerly known as PLC Leasing Corporation ("PLC Leasing") and a direct, wholly owned subsidiary of Progress Leasing and
(v) their respective Subsidiaries;

                  WHEREAS, prior to entering into this Agreement, (i) Talquin, merged with and into PCC, (ii) PCC, merged with and into Progress Leasing and
(iii) Progress Leasing, merged with and into Echelon, which, as a result of such merger, became the successor to Talquin, PCC and Progress Leasing;

                  WHEREAS, it has been proposed that Florida Progress distribute the shares of Echelon Common Stock (and Echelon Rights) to Florida Progress stockholders;

                  WHEREAS, Florida Progress and Echelon have entered into an agreement (the "Distribution Agreement") to, among other things, allocate assets and to allocate and assign responsibility for liabilities to each of Florida Progress and Echelon;

                  WHEREAS, Florida Progress and Echelon have determined that it is necessary and desirable to clarify, and to allocate and assign responsibility for certain employee benefit matters in respect of such entities on and after the Effective Time (as defined herein).

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound thereby, Florida Progress and Echelon agree as follows:




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                                 ARTICLE I
                                DEFINITIONS

                  SECTION 1.1. Definitions. Capitalized terms used in this Agreement shall have the following meanings:

                  "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  "Affiliate" shall mean, with respect to any specified person, a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person; provided, however, that for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group.

                  "Ancillary Agreements" shall mean all of the written agreements, instruments, assignments or other arrangements (other than this Agreement and the Distribution Agreement) entered into in connection with the transactions contemplated by this Agreement and the Distribution Agreement, including, without limitation, the PCH Note, the Tax Sharing Agreement and the Transition Services Agreement, and any exhibit, schedule or appendix to any of the foregoing.

                  "Assets" shall have the meaning set forth in Section
1.1 of the Distribution Agreement.

                  "Board of Directors" shall mean, when used with respect to a specified corporation, the board of directors of the corporation so specified.

                  "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

                  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder, including any successor legislation.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

                  "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of Florida Progress Common Stock as of the Record Date of the Echelon Common Stock owned by Florida Progress on the basis of one share of Echelon Common Stock for each 15 outstanding shares of Florida Progress Common Stock.




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                  "Distribution Agreement" shall mean the Distribution
Agreement between Florida Progress and Echelon.

                  "Distribution Date" shall mean the date fixed by the Board of Directors of Florida Progress as the date on which the Distribution is to be effected.

                  "Echelon" shall have the meaning set forth in the recitals hereto.

                  "Echelon Common Stock" shall mean the common stock, par value $.01 per share, of Echelon, together with the Echelon Rights.

                  "Echelon Employees" shall mean persons who, immediately after the Effective Time, are employed by the Echelon Group.

                  "Echelon Group" shall mean Echelon, as successor to the group of companies consisting of PCC, Talquin, Progress Leasing, and PLC Leasing Corporation, the Subsidiaries thereof, and any Persons which may hereafter be organized or acquired directly or indirectly as Echelon Subsidiaries.

                  "Echelon Investments" shall mean any corporation, partnership or other business entity, in which any member of the Echelon Group has owned or will own any equity interest or other investment and which relates to the business and operations conducted by Echelon or any Echelon Subsidiary, other than a member of the Florida Progress Group.

                  "Echelon Rights" shall mean the preferred stock purchase rights of Echelon issued pursuant to the Rights Agreement dated as of November 15, 1996 by and between Echelon and The First National Bank of Boston, as Rights Agent.

                  "Echelon Subsidiaries" shall mean all Subsidiaries of Echelon and all Echelon Investments.

                  "Effective Time" shall mean 12:01 a.m., St. Petersburg, Florida time, on the Distribution Date.

                  "Employee Benefit Dispute" shall include any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution.

                  "Employee Benefit Litigation Liability" shall mean, with respect to a Business Entity, a Liability relating to a controversy, dispute or claim arising out of, in connection with or in relation to the interpretation, performance, nonperformance, validity or breach of an Employee Benefit Plan of



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such Business Entity or otherwise arising out of, or in any way related to such
Employee Benefit Plan, including, without limitation, any claim based on contract, tort, statute or constitution.

                  "Employee Benefit Plans" shall mean, with respect to a Business Entity, all "employee benefit plans" (within the meaning of Section 3(3) of ERISA), "multiemployer plans" (within the meaning of Section 3(37) of ERISA), retirement, pension, savings, welfare, employment, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements (including any funding mechanisms therefor), whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not, under which (i) any past, present or future employee of the Business Entity or its Subsidiaries has a right to benefits and (ii) the Business Entity or its Subsidiaries has any Liability.

                  "Employee Benefit Records" shall mean all agreements, documents, books, records or files relating to the Employee Benefit Plans of Florida Progress and Echelon.

                  "Employee Benefit Welfare Plans" shall mean, with respect to a Business Entity, all Employee Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, including any successor legislation.

                  "Florida Progress" shall have the meaning set forth in the recitals hereto.

                  "Florida Progress Common Stock" shall have the meaning set forth in the recitals hereto.

                  "Florida Progress Group" shall mean Florida Progress and the Florida Progress Subsidiaries other than Echelon and other members of the Echelon Group.

                  "Florida Progress Retirement Plan" shall mean the Employees' Retirement Plan of Florida Progress Corporation, as amended and restated effective January 1, 1989, and including later amendments through April 1, 1995.

                  "Florida Progress Savings Plan" shall mean the Savings Plan for Employees of Florida Progress Corporation, as in effect on January 1, 1995.

                  "Florida Progress Subsidiaries" shall mean all Subsidiaries of Florida Progress, other than Echelon and the other members of the Echelon Group (including the Echelon Investments).




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                  "Group" shall mean the Florida Progress Group or the
Echelon Group.

                  "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement, the Distribution Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

                  "PCC" shall have the meaning set forth in the recitals hereto.

                  "PCH" shall have the meaning set forth in the recitals hereto.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company partnership or government, or any agency or political subdivision thereof.

                  "PLC Leasing" shall have the meaning set forth in the recitals hereto.

                  "Record Date" shall mean December 5, 1996.

                  "Subsidiary" shall mean with respect to any specified Person, any corporation, partnership or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Agreement, Echelon and the



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Echelon Subsidiaries shall not be deemed to be Subsidiaries of Florida Progress or any of the Florida Progress Subsidiaries.

                  "Talquin" shall have the meaning set forth in the recitals hereto.

                  "TRS" shall mean TRS Commercial Real Estate Services,
Inc.

                  "TRS Employees" shall mean persons who were, at any time, employed by TRS.

                                 ARTICLE II
                            DEFINED BENEFIT PLAN

                  SECTION 2.1.  Florida Progress Retirement Plan.  No
                                --------------------------------
Assets or Liabilities with respect to Echelon Employees and their beneficiaries shall be transferred as a result of this Agreement from the Florida Progress Retirement Plan to any plan or arrangement established or maintained by the Echelon Group for the benefit of Echelon Employees and their beneficiaries. After the Effective Time, no further benefit shall accrue under the Florida Progress Retirement Plan with respect to Echelon
Employees. Benefits payable to Echelon Employees under the Florida Progress Retirement Plan shall be payable to such Echelon Employees pursuant to the terms of, and at the time and in the amounts provided under, the Florida Progress Retirement Plan based upon each such Echelon Employee's years of service with Florida Progress or its Affiliates (including periods of employment with any employer which are taken into account under the Florida Progress Retirement Plan), and compensation received from Florida Progress or its Affiliates through the Effective
Time.

                                ARTICLE III
                         DEFINED CONTRIBUTION PLANS

                  SECTION 3.1. Florida Progress Savings Plan. Active participation of Echelon Employees in the Florida Progress Savings Plan shall cease immediately after the Effective Time. The time and manner in which amounts will be distributed to Echelon Employees shall be determined pursuant to the terms of the Florida Progress Savings Plan.

                  SECTION 3.2. Outstanding Loans. All Echelon Employees who have outstanding loans from the Florida Progress Savings Plan may repay their loans directly to the Florida Progress Savings Plan in accordance with the existing terms thereof. For those Echelon Employees who wish to repay their loans to the Florida Progress Savings Plan, Echelon shall loan those Echelon Employees a sufficient sum to pay off their loans. The Echelon loans shall be at the lowest permissible interest rate to avoid imputed interest to the employee under the Code. Those Echelon Employees who have borrowed money from Echelon to pay off their outstanding



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loans from the Florida Progress Savings Plan shall be permitted to repay such loans by way of regular deductions from their paychecks.

                  SECTION 3.3. Matching Contributions. Florida Progress shall make its regular monthly matching contributions to the Florida Progress Savings Plan accounts of Echelon Employees for all periods of service on or prior to the Effective Time.

                                 ARTICLE IV
                               WELFARE PLANS

                  SECTION 4.1.  Employee Benefit Welfare Plans.  Except
                                ------------------------------
as provided in Section 4.2 below, from and after the Effective
Time, Echelon shall sponsor its Employee Benefit Welfare Plans solely for the benefit of Echelon Employees, and Echelon
Employees shall not continue to participate in any Florida
Progress Employee Benefit Welfare Plans. Notwithstanding the foregoing, neither Florida Progress nor Echelon shall have any obligation to sponsor any Employee Benefit Welfare Plan from or after the Effective Time.

                  SECTION 4.2. Allocation of Liabilities. (a) The Florida Progress Group shall retain responsibility for and continue to pay all expenses and benefits relating to the Florida Progress Employee Benefit Welfare Plans with respect to claims incurred prior to the Effective Time by Echelon Employees and their covered dependents. The Echelon Group shall be responsible for and pay expenses and benefits relating to all Employee Benefit Welfare Plan claims incurred by Echelon Employees and their covered dependents from and after the Effective Time. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability, when the disability occurs; and, in the case of a hospital stay, when the employee first enters the hospital.

                  (b) The Florida Progress Group shall be responsible for all COBRA coverage for any person who was a Florida Progress employee prior to the Effective Time and his or her covered dependents who participated in a Florida Progress Employee Benefit Welfare Plan and who had or have a loss of health care coverage due to a qualifying event occurring prior to the Effective Time. The Florida Progress Group shall also be responsible for all COBRA coverage for any employee of the Echelon Group and his or her covered dependents who participated in a Florida Progress Employee Benefit Welfare Plan and who had or have a loss of health care coverage due to a qualifying event occurring prior to the Effective Time.




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                                 ARTICLE V
                       OTHER EMPLOYEE BENEFIT ISSUES

                  SECTION 5.1. Employee Benefit Litigation Liabilities. Except as otherwise expressly provided in this agreement or with respect to Articles II and III, the Florida Progress Group shall retain all Employee Benefit Litigation Liabilities that are asserted by Echelon Employees in respect of periods prior to the Effective Time.

                  SECTION 5.2. Workers' Compensation. The Florida Progress Group shall retain all Liabilities relating to workers' compensation claims that were incurred (a) prior to the Effective Time with respect to Florida Progress employees who were employed by the Florida Progress Group and (b) on and after the Effective Time with respect to Florida Progress employees who continued to be employed by Florida Progress after the Effective Time. The Echelon Group shall retain all Liabilities relating to workers' compensation claims that were incurred (a) prior to the Effective Time with respect to Florida Progress employees who were employed by the Echelon Group, (b) prior to the Effective Time with respect to TRS Employees who, on or after the Effective Time, are Echelon Employees and (c) on and after the Effective Time with respect to Echelon Employees. For purposes of this paragraph, a claim is deemed incurred when the injury that is the subject of the claim occurs.

                  SECTION 5.3. Florida Progress Corporation Retirement Benefit Nondiscriminatory Plan for Excess Benefits. The Echelon Group shall assume any and all Liabilities with respect to Echelon Employees under the Florida Progress Corporation Retirement Benefit Nondiscriminatory Plan for Excess Benefits.


                                 ARTICLE VI
                           ACCESS TO INFORMATION

                  SECTION 6.1. Access to Information. Article VI of the Distribution Agreement shall govern the rights of the Florida Progress Group and the Echelon Group with respect to access to information. The term "Records" in that Article shall be read to include all Employee Benefit Records.


                                ARTICLE VII
                              INDEMNIFICATION

                  SECTION 7.1. Indemnification. Article IV of the Distribution Agreement shall govern the rights of the Florida Progress Group and the Echelon Group with respect to indemnification. The term "Florida Progress Liabilities" in that Article shall be read to include all Liabilities assumed by the Florida Progress Group pursuant to this Agreement. The term "Echelon Liabilities" in that Article shall be read to include



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all Liabilities assumed by the Echelon Group pursuant to this
Agreement.


                                ARTICLE VIII
                             DISPUTE RESOLUTION

                  SECTION 8.1. Dispute Resolution. Article VIII of the Distribution Agreement shall govern the rights of the Florida Progress Group and the Echelon Group with respect to dispute resolution. The term "Agreement Dispute" in that Article shall be read to include all Employee Benefit Disputes.


                                 ARTICLE IX
                               MISCELLANEOUS

                  SECTION 9.1.  Complete Agreement; Construction.  This
                                --------------------------------
Agreement, including the Exhibits and Schedules (if any), and the Distribution Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, the Exhibit or Schedule shall prevail. Other than Section 2.12 and Article VIII of the Distribution Agreement, which shall prevail over any inconsistent or conflicting provisions in this Agreement, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Distribution
Agreement, this Agreement shall control.

                  SECTION 9.2. Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

                  SECTION 9.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.4. Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                  SECTION 9.5. Expenses. Except as otherwise set forth in this Agreement, the Distribution Agreement or any Ancillary
Agreement, each party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by one party hereto to the other party



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hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is made.

                  SECTION 9.6. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:


               To Florida Progress Corporation:

               3201 34th Street South
               St. Petersburg, Florida  33711
               Telephone:  (813) 866-5153
               Telecopy:   (813) 866-4881

               Attn:  General Counsel

               To Echelon International Corporation:

               One Progress Plaza
               Suite 2400
               St. Petersburg, Florida  33701
               Telephone:  (813) 824-6768
               Telecopy:   (813) 824-6536

               Attn:  Chief Executive Officer

                  SECTION 9.7. Waivers. The failure of either party to require strict performance by the other party of any provision in this Agreement will not waive or diminish such party's right to demand strict performance thereafter of that or any other provision hereof.

                  SECTION 9.8.  Amendments.  Subject to the terms of
Section 9.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  SECTION 9.9. Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  SECTION 9.10. Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of



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and be enforceable by the parties and their respective successors and permitted assigns.

                  SECTION 9.11. Termination. This Agreement (including, without limitation, Article VII hereof) may be terminated and may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of Florida Progress without the approval of Echelon or the shareholders of Florida Progress. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties.

                  SECTION 9.12. Subsidiaries. Florida Progress shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Florida Progress Subsidiary. If Echelon subsequently organizes or acquires any Subsidiary, Echelon shall not permit such Subsidiary to take or fail to take any action, if taking or failing to take such action would result in a breach of this Agreement if taken or failed to be taken, as the case may be, by Echelon. Echelon shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Echelon Subsidiary.

                  SECTION 9.13. Third Party Beneficiaries. Except as provided in
Article IV of the Distribution Agreement relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  SECTION 9.14. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 9.15. Exhibits and Schedules. The Exhibits and Schedules, if any, shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  SECTION 9.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED
IN THE STATE OF FLORIDA.

                  SECTION 9.17. Consent to Jurisdiction. Without limiting the provisions of Article VIII hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of the State of Florida, Pinellas County, and (b) the United States District Court for the Middle District of



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Florida, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Middle District of Florida or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of the State of Florida, Pinellas County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this Section 9.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Circuit Court of the State of Florida, Pinellas County, or (ii) the United States District Court for the Middle District of Florida, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 9.18. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.19. Governmental Notices; Cooperation. Notwithstanding anything in this Agreement to the contrary, all actions contemplated herein with respect to Employee Benefit Plans which are to be consummated pursuant to this Agreement shall be subject to such notices to, and/or approvals by, the Internal Revenue Service or the Pension Benefit Guaranty Corporation (or any other governmental agency or entity) as are required or deemed appropriate by such Employee Benefit Plan's sponsor. Florida Progress and Echelon agree to use their commercially reasonable efforts to cause all such notices and/or approvals to be filed or obtained, as the case may be. Each party hereto shall reasonably cooperate with the other party with respect to any government filings, employee notices or any other actions reasonably necessary to maintain and implement the Employee Benefit Plans covered by this Agreement.





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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                         FLORIDA PROGRESS CORPORATION


                                           by/s/James V. Smallwood
                                              -----------------------
                                              Name:James V. Smallwood
                                              Title:Vice President and
                                                      Treasurer


                                         ECHELON INTERNATIONAL CORPORATION

                                           by/s/Darryl A. LeClair
                                              -----------------------
                                              Name:Darryl A. LeClair
                                              Title:President and Chief
                                                      Executive Officer